Exhibit 16.1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

555 EAST 200 SOUTH, SUITE 250

SALT LAKE CITY, UTAH 84102

(801) 328-2727 - FAX (801) 328-1123

October 1, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Fountain Powerboat Industries, Inc. pertaining to our firm included under Item 4 of Form 8-K dated September 30, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/S/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.